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                                                                   Exhibit 10.11

                 FIRST AMENDMENT TO SENIOR MANAGEMENT AGREEMENT

         This First Amendment to Senior Management Agreement is made as of July 14, 1997, between Principal Hospital Company, an Oregon corporation (formerly known as Brim, Inc.) (the "Company"), Martin S. Rash ("Executive"), and Golder, Thoma, Cressey, Rauner Fund IV, L.P., a Delaware limited partnership ("GTCR").

         The Company, Executive, GTCR, PHC of Delaware, Inc., a Delaware corporation (formerly known as Principal Hospital Company), and Leeway and Co. are parties to a Senior Management Agreement, dated as of December 17, 1996 (the "Senior Management Agreement"). The Company, Executive, GTCR and certain other investors are also parties to a Stockholders Agreement, dated as of December 17, 1996 (the "Stockholders Agreement").

         Section 11(i) of the Senior Management Agreement provides that the agreement may be amended with the prior written consent of the Company, Executive and GTCR.

         Section 2(a) of the Senior Management Agreement is hereby amended by deleting the first sentence of Section 2(a) in its entirety and replacing it with the following:

         Executive received 193,163 shares of Common Stock pursuant to the Merger, and, after giving effect to the purchase of shares of Common Stock pursuant to paragraph 1(a) of this Agreement, owns an aggregate of 315,947 shares of Common Stock, of which 227,135 shares shall be "Vesting Shares" pursuant to this Agreement. In addition, a number of shares (rounded to the nearest whole number) equal to 85.3547% of any shares of Common Stock purchased pursuant to Section 6(d) of the Stockholders Agreement shall be "Vesting Shares" pursuant to this Agreement.

         All other provisions of the Senior Management Agreement shall remain in full force and effect. This First Amendment to Senior Management Agreement may be executed simultaneously in two or more counterparts, any of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to
Senior Management Agreement on the date first written above.

                                   PRINCIPAL HOSPITAL COMPANY

                                   By: /s/ Martin S. Rash
                                       --------------------------------------
                                   Its: President

                                   GOLDER, THOMA, CRESSEY, RAUNER
                                     FUND IV, L.P.

                                   By:  GTCR IV, L.P.,
                                        its General Partner

                                   By:  Golder, Thoma, Cressey, Rauner, Inc.,
                                        its General Partner

                                   By: /s/ Joseph P. Nolan
                                       --------------------------------------
                                   Its:  Principal


                                   /s/ Martin S. Rash
                                   ------------------------------------------
                                   MARTIN S. RASH